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                                                                 Exhibit 4.34

                                 DEED OF TRUST

        THIS DEED OF TRUST is made as of May 26, 1994, BETWEEN TESORO ALASKA PETROLEUM COMPANY, A DELAWARE CORPORATION, whose address is 8700 Tesoro Drive, San Antonio, Texas 78217 ("Trustor"); TRANSALASKA TITLE INSURANCE AGENCY, INC. AN ALASKA CORPORATION, whose address is 400 West Tudor Road, Anchorage, Alaska 99503 (the "Trustee"); and NATIONAL BANK OF ALASKA, A NATIONAL BANKING ASSOCIATION, whose address is P.O. Box 100600, Anchorage, Alaska 99510, (the "Beneficiary").

        WITNESSETH: That Trustor GRANTS, BARGAINS, SELLS and CONVEYS TO THE TRUSTEE IN TRUST WITH POWER OF SALE, all of Trustor's estate, right, title and interest now owned or hereafter acquired, in and to the following property and rights:

That property in the KENAI RECORDING DISTRICT, Third Judicial District, State of Alaska, described on the attached Exhibit A.

TOGETHER with the buildings, improvements, tenements, hereditaments, and appurtenances thereunto belonging, or in anywise appertaining, including the replacements and additions thereto;

TO HAVE AND TO HOLD the same, with the appurtenances, unto the Trustee;

(the "Property").

        Trustor shall be entitled to possession of the Property from and after the execution of this Deed of Trust, and for so long as all payments on the Note herein referred to are currently paid, and all promises, conditions and covenants of the Trustor herein are faithfully kept and performed and no Event of Default under the Loan Agreement between Trustor and the Beneficiary of even date (the "Loan Agreement") has occurred and is continuing. Terms defined in the Loan Agreement are used herein with the same meanings.

        A.  THIS DEED OF TRUST IS MADE FOR THE PURPOSE OF SECURING:

        1. The payment and performance of each agreement of Trustor contained herein or in any of the Loan Documents (but specifically excluding Section 8 of the Loan Agreement to the extent set forth therein), and payment of the indebtedness evidenced by the Note of even date herewith in the principal amount of $15,000,000, which amount is expected to be disbursed over a period of time, with Advances to be made in accordance with the Construction Loan Agreement of even date between Trustor and Beneficiary, with interest thereon, payable to the order of the Beneficiary, evidencing the Loan and all renewals, extensions, modifications, and replacements thereto (the "Note").

        2.  The repayment of any and all sums and amounts



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that may be advanced or expenditures that may be made by the Beneficiary for the maintenance or preservation of the Property, or any part thereof, encumbered by this Deed of Trust, or for the enforcement of Trustor's rights under this Deed of Trust or the Note secured hereby, as well as any sums and amounts that may be expended by the Beneficiary pursuant to any provision of this Deed of Trust or any other Loan Document.

        B.  TO PROTECT THE SECURITY OF THIS DEED OF TRUST, THE TRUSTOR AGREES:

        1. PRESERVATION OF THE PROPERTY; USE OF THE PROPERTY. To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workerlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefore; to comply with all laws materially affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in material violation of law; the specific enumerations herein not excluding the general.

        Unless required by applicable law or unless the Beneficiary has otherwise agreed in writing, Trustor shall not allow material changes in the use for which all or any part of the Property was intended at the time this Deed of Trust was executed. Trustor shall not initiate or acquiesce in a change in the zoning classification of the Property without the Beneficiary's prior written consent.

        2. INSURANCE. To provide, maintain and deliver to the Beneficiary policies of fire and other insurance satisfactory to and with loss payable to the Beneficiary in an amount and with companies satisfactory to the Beneficiary which are duly authorized to write such insurance in Alaska, in accordance with
Section 5.9 of the Loan Agreement. At least thirty (30) days prior to the expiration of any such insurance policy, a policy or policies renewing or extending such expiring insurance shall be delivered to the Beneficiary together with a receipt showing payment of the premium therefor. By executing this Deed of Trust, the Trustor specifically authorizes the Beneficiary to obtain the insurance in the event any required insurance policy is not provided to Beneficiary, and a receipt for payment of the premium therefor be not so delivered to the Beneficiary by the Trustor after written request by the Beneficiary therefor; but the Beneficiary shall be under no obligation to do so, and the obtaining of any insurance and the payment of the premium therefor by the Beneficiary shall not release Trustor from any obligation hereof, the sole responsibility for obtaining such insurance remaining at all times that of Trustor. Neither the Trustee nor the Beneficiary shall be responsible for such insurance or for the collection of any insurance monies, or for any insolvency of any insurer or insurance



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underwriter.  Trustor shall give immediate notice to Beneficiary of any condemnation proceeding, or loss or damage to the Property or any right therein. After an Event of Default or Incipient Event of Default, Trustor authorizes the Beneficiary at the Beneficiary's option, to make a claim for and to enter into a compromise or a settlement with respect to any proceeds payable as a result of condemnation, loss or damage, and Trustor shall execute such further documents as the Beneficiary shall require in connection therewith. Except as provided in Section 3 below, all proceeds payable as a result of condemnation, loss or damage to the Property shall be paid to the Beneficiary and the amount collected under any fire or other insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as the Beneficiary may determine, or at the option of the Beneficiary for the entire amount so collected or any part thereof may be released to the Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

        3. RESTORATION. Provided that no Event of Default or Incipient Event of Default exists under the Loan Agreement, the Trustor may use condemnation and insurance proceeds to repair, reconstruct, or restore the Property.


        4. CHARGES; LIENS. To comply with the requirements of Section 4.4 of the Construction Loan Agreement and except when being contested in good faith, to pay: before delinquency, all taxes and assessments affecting the Property; when due, all encumbrances, charges and liens, with interest, on the Property or any part thereof, which appear to be prior or superior hereto; all costs, fees and expenses of this Deed of Trust.

        5. ADDITIONAL INDEBTEDNESS. To pay immediately and without demand all sums expended by the Beneficiary, or the Trustee pursuant to the provisions hereof, with interest from the date of expenditure at the Default Rate called for in the Note.

        6. PROTECTION OF THE BENEFICIARY'S SECURITY. Should Trustor fail to make any payment or to do any act as herein provided, then the Beneficiary or the Trustee, but without obligation so to do and with three (3) Business Days' notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, the Beneficiary or the Trustee being authorized to enter upon the Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary, or the Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; in exercising any such powers, pay necessary expenses, employ counsel and pay his reasonable fees; and to pay all costs and expenses, including cost of evidence of title and attorneys' fees in a reasonable sum, in




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any such action or proceeding in which the Beneficiary, or the Trustee may appear, and in any suit brought by the Beneficiary to foreclose this Deed of Trust.

        7. TITLE. Trustor covenants that Trustor is lawfully seised of the Property hereby conveyed and has the right to grant, convey and assign the Property, that the Property is unencumbered and that Trustor shall warrant and defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring the Beneficiary's interest in the Property.

        C.  IT IS MUTUALLY AGREED THAT:

        1. CONDEMNATION. Any award or damages in connection with any condemnation for public use of or injury to the Property or any part thereof, is hereby assigned and shall be paid to the Beneficiary who may apply or release such monies received by the Beneficiary in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance.

        2. NO WAIVER. By accepting payment of any sums secured hereby after its due date, the Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure to make future payments in a timely fashion. Any forbearance by the Beneficiary in exercising any right or remedy hereunder or by law shall not be a waiver of or preclude the exercise of any right or remedy for any future default.

        3. BORROWER AND LIEN NOT RELEASED. At any time or from time to time, without liability therefor and without notice, the Beneficiary, or the Trustee, upon the Beneficiary's written request and presentation of this Deed of Trust and the Note for enforcement, and without affecting the personal liability of any person, whether as primary obligor, surety, or otherwise, for payment of the indebtedness secured hereby, may: reconvey all or any part of the Property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

        4. RECONVEYANCE. Upon Beneficiary's written request stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and Note secured hereby to the Trustee for cancellation and retention and, upon payment of its fees, the Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any reconveyance executed under this Deed of Trust of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."




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        5.  APPOINTMENT OF RECEIVER; BENEFICIARY IN POSSESSION.  Upon the
occurrence and during the continuance of any Event of Default, the Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, sue for or otherwise collect rents, issues and profits, and apply the same, less costs and expenses of operation and collection and in such order as the Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. In addition to all of the other rights and powers provided herein, the Beneficiary may in its discretion commence legal proceedings to recover possession of the Property. In no event shall the Beneficiary be under any obligation to invoke any of the foregoing remedies.

        6. DEFAULT; ACCELERATION. Upon the occurrence and during the continuance of any Event of Default, as defined in the Loan Agreement, the Beneficiary may, by written notice to the Borrower, declare all sums secured hereby to be due and payable. In the Event of Default, the Beneficiary may execute or cause the Trustee to execute a written notice of such default and of its election to cause to be sold the Property to satisfy the obligation hereof, and may cause such notice to be recorded in the office of the recorder for the recording district in which the Property or some part thereof is located.

                Notice of sale having been given as then required by law and not less than the time then required by law having elapsed after recordation of such notice of default, the Trustee, without demand on Trustor, shall sell the Property at the place provided by law and at the time fixed by the Trustee in the notice of sale, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best bidder for cash in lawful money of the United States, payable at the time of sale. If sold in separate parcels, they may be sold in whichever order the Beneficiary desires; however, the order need not be specified in notice of sale, nor need the notice specify that the Property is being sold in separate parcels. If the Property is sold in two or more separate parcels, any successful offset bid by the Beneficiary shall be deducted from the total offset bidding rights of the Beneficiary and that remaining can be applied toward bidding on each successive parcel. The Trustee may postpone the sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall deliver to the purchaser its deed conveying the Property sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, the Trustee, or the





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Beneficiary as hereunder defined, may purchase at such sale.

        After deducting all costs, fees and expenses of the Trustee and of this Trust, including cost of evidence of title and reasonable counsel fees in connection with sale, the Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid with accrued interest at the same rate provided for in the Note which this Deed of Trust secures, and if there be more than one such Note then at the highest rate called for in any such Note secured hereby; all other obligations then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

        7. JUDICIAL ACTION; POWER OF SALE. Nothing contained herein shall be construed to limit the right of the Beneficiary to foreclose this Deed of Trust by judicial action or by exercise of the power of sale.

        8. BINDING DEED OF TRUST. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their successors and assigns.
The term "Beneficiary" shall mean the holder and owner, including pledgee, of the Note secured hereby, whether or not named as a beneficiary herein, or, if the Note had been pledged, the pledgee hereof. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

        9. PUBLIC RECORD. The Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, the Beneficiary, or the Trustee shall be a party unless such action or proceeding is brought by the Trustee.

        10. SUBSTITUTE TRUSTEE. The Beneficiary may, from time to time, as provided by statute, appoint another Trustee in place and stead of the Trustee herein named, and thereupon the Trustee herein named shall be discharged and the Trustee so appointed shall be substituted as the Trustee hereunder with the same effect as if originally named Trustee herein.

        11. MULTIPLE TRUSTEES. If two or more persons be designated as the Trustee herein, any, or all, powers granted herein to the Trustee may be exercised by any of such persons, if the other person or persons is unable, for any reason, to act, and any recital of such inability in any instrument executed by any such person shall be conclusive against Trustor, its successors and assigns.

        12. MATURITY DATE. The maturity of this instrument, for purposes of A.S. 34.20.150 or any similar statute, shall occur upon the full satisfaction of all indebtedness and other obligations secured by this instrument, or fifty
(50) years





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from the execution of this instrument, whichever is earlier.

        13. INSPECTION. The Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property.

        14. REMEDIES CUMULATIVE. Each remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

        15. ADDRESSES FOR NOTICES. All communications and notices provided hereunder shall be in writing and mailed, certified U.S. Mail or delivered to the Trustor and the Beneficiary at their respective addresses first set forth above or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this paragraph. All such communications and notices shall be effective upon receipt.

        16. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Beneficiary or by any other party, the Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. The Beneficiary shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Trustor, any party who consents to this Deed of Trust and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

        17. NO SALE, LEASING OR TRANSFER OF THE PROPERTY. Except as provided in the Loan Agreement, if all or any part of the Property subject to this Deed of Trust, or any interest therein, is sold, leased or transferred by Trustor without Beneficiary's prior written consent, Beneficiary may, at Beneficiary's option, declare all of the sums secured by this Deed of Trust to be immediately due and payable. Nothing herein shall be construed as limiting Beneficiary's right to accelerate regardless of whether or not the person or entity to whom the Property was sold or transferred has satisfactory credit or is willing to agree to any particular rate of interest.

        If Beneficiary exercises such option to accelerate, Beneficiary shall mail Trustor notice of acceleration at Trustor's last known address as disclosed by the record of the holder of the Note secured by this Deed of Trust. Such notice shall provide a period of not less than thirty (30) days from the date of the notice during which the Trustor may pay the sums declared due. If





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Trustor fails to pay such sums prior to the expiration of such period,
Beneficiary may, without further notice or demand on Trustor, invoke any remedies permitted, this Deed of Trust or the Note, as well as all other remedies permitted under the law.

        18. ESTOPPEL CERTIFICATE. Trustor shall within ten (10) days of a written request from Beneficiary, furnish Beneficiary with a written statement, duly acknowledged, setting forth the sums secured by this Deed of Trust and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this instrument.

        19. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. All fixtures to the Property are also subject to a security interest in favor of the Beneficiary under a separate Security Agreement of even date.

        DATED as of the date first above written.


                                   TESORO ALASKA PETROLEUM COMPANY,
                                   a Delaware corporation


                                   By: /s/ WILLIAM T. VAN KLEEF
                                      ------------------------------------
                                      William T. Van Kleef
                                   Its:  Vice President and Treasurer

STATE OF ALASKA           )
                          )ss.
THIRD JUDICIAL DISTRICT   )

        The foregoing instrument was acknowledged before me this 26th day of May 1994, by William T. Van Kleef, Vice President and Treasurer of Tesoro Alaska Petroleum Company, a Delaware corporation, on behalf of the corporation.

                                     _/s/____________________________
                                  Notary Public in and for Alaska
                                  My Commission Expires: 6-13-97

Upon recording in the Kenai
Recording District, please return to:

Robert B. Flint, Esq.
HARTIG, RHODES, NORMAN,
  MAHONEY & EDWARDS
717 K Street
ANCHORAGE, ALASKA  99501


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